UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Target Corporation
(Name of Registrant as Specified In Its Charter)

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VOTE THE WHITE PROXY TODAY. Important Information Target, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Target’s shareholders in connection with Target’s 2009 Annual Meeting. Important information concerning the identity and interests of these persons is available in the proxy statement that Target filed with the SEC on April 21, 2009, and the Schedule 14A that Target filed with the SEC on May 7, 2009. Target has filed a definitive proxy statement in connection with its 2009 Annual Meeting. The definitive proxy statement, any other relevant documents, and other materials filed with the SEC concerning Target are available free of charge at http://www.sec.gov and http://investors.target.com. Shareholders should read carefully the definitive proxy statement and the accompanying WHITE proxy card before making any voting decision.

May 20, 2009 Dear Fellow Shareholder: As Target’s Annual Meeting on May 28, 2009, approaches, you have the opportunity to support the Target team that has delivered for shareholders. Working together, Target’s Board and Management have built your Company into one of the most successful retailers in the United States. Vote now FOR Target’s four independent nominees and FOR the proposal to set the size of the Board at 12 by using the WHITE proxy card to vote by telephone or Internet, or by signing, dating, and returning the WHITE proxy card in the postage-paid envelope provided. Please discard any gold proxy cards you receive from Pershing Square and vote the WHITE proxy card today. Your Board of Directors unanimously believes Target’s nominees are the right nominees for your company. Please remember that only your latest dated proxy card counts. If you have any questions, please contact either of the proxy solicitors who are assisting us in connection with this year’s Annual Meeting: MacKenzie Partners, Inc. at 800-322-2885 or Georgeson at 866-295-8105. Vote Your White Proxy Card ‘For’ Target’s Continued Success.  Target’s nominees are part of a dynamic Board and Management team that has devised and implemented a successful strategy which has rewarded shareholders  Target’s Board and Management have a track record of outstanding performance driven by a clear and differentiated strategy which focuses on continuous innovation, delivering outstanding value and a superior shopping experience  Target regularly adds fresh perspectives to its Board with the addition of new Directors – we have added six new Board members since 2002, including three added since 2007  Target believes that change in our Board member composition at this election is not the best choice for shareholders In its May 19, 2009, report recommending that Target shareholders elect all four of the Board’s nominees; Glass Lewis & Co., a leading independent proxy advisory firm, states: “[W]e believe that the current board and management are working diligently to guide the Company through this tough period. In our opinion, the current management remains the best team to lead the Company’s stabilization and future growth. Further, Pershing Square has presented no operating strategy for the Board or shareholders to consider.”* *Permission to use quotations from the Glass Lewis report was neither sought nor obtained. We Believe Target’s Board and Management have the Right Plan to Deliver Shareholder Value Over Time. Over the years, Target’s Board and Management have worked hard to implement Target’s strategy and competitive advantage which is driven by:  Delivering differentiation and value to our guests - Target delivers on our “Expect More. Pay Less.” brand promise  Being innovative in our merchandising - Target works to provide a unique assortment of high-quality, affordable merchandise that balances trend-right fashion with must-have basics to meet our guests’ wants and needs  Making the shopping experience easy and fun - Target has deliberately evolved store formats and improved guest experience so that our shopping environment remains intuitive, convenient and inviting  Maintaining operational discipline and thoughtful management of capital - We believe prudent capital decisions and strong credit ratings have positioned Target well – including in this turbulent economic environment Target’s Nominees are Part of a Board and Management Team that is Serving the Best Interests of Shareholders. Over the past 10 years ending January 31, 2009, Target has:  Grown revenues at a compound annual rate of 11%, gaining substantial market share;  Translated this top-line growth into increased profitability by expanding EBITDA margins by 200 basis points; and  Grown EPS at an average annual rate of 14%. This performance has translated into Target stock price outperformance in relation to Wal-Mart and the S&P 500 on a ten-year1, five-year2 and year-to-date3 basis. By contrast, we believe Pershing Square has presented no plan or strategy to justify a change in your Board. We believe that Pershing Square has launched its proxy contest because Target rejected Pershing Square’s risky real estate proposal after careful evaluation. VOTE ‘FOR’ YOUR BOARD’S NOMINEES ON THE WHITE PROXY CARD. Vote ‘For’ Target’s Plan for Continuing to Deliver Superior Results. We urge you to vote FOR Target’s nominees using the WHITE proxy card today. Your Board of Directors unanimously believes Target’s nominees – Mary N. Dillon, Richard M. Kovacevich, George W. Tamke, and Solomon D. Trujillo – are the right nominees for your company. Your Board and Management team have a strong track record of success. We believe Target has a clear strategy for sustaining Target’s competitive advantage, driving continued profitable growth and creating substantial shareholder value over time. In short, Target is a strong company with a Board that is performing well, and we believe that replacing any of our nominees in this election would diminish both the strength and talent of the Target Board. We urge you to support your Board and Management by voting FOR the proposal that sets the size of your Board at 12 directors and FOR the four nominees proposed by the Board, using the enclosed WHITE proxy card, and not to return any gold proxy cards sent to you by Pershing Square. If you previously voted using a proxy card sent to you by Pershing Square, you can revoke it by using the WHITE proxy card to vote by telephone or Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Remember, only your last dated proxy will count – any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement. If you have any questions, please contact either of the proxy solicitors who are assisting us in connection with this year’s Annual Meeting: MacKenzie Partners, Inc. at 800-322-2885 or Georgeson at 866-295-8105. On behalf of Target’s Board of Directors, thank you for your continued support and interest in Target. Sincerely, Gregg Steinhafel Chairman, President and Chief Executive Officer 1 Ten-year based on May 19, 1999, to May 19, 2009. Stock price performance- TGT: +29%, WMT: +8%, S&P 500: -32% 2 Five-year based on May 19, 2004, to May 19, 2009. Stock price performance- TGT: -3%, WMT: -10%, S&P 500: -17% 3 Year-to-date based on December 31, 2008, to May 19, 2009. Stock price performance- TGT: +21%, WMT: -12%, S&P 500: 0.5%

On May 21, 2009, Target Corporation posted the following text and link on a page on its web site:

Brochure to Shareholders, 5/21/09

In a brochure to shareholders, Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, urges shareholders to vote their WHITE proxy card ‘For’ Target’s continued success. “We believe Target’s board and management have the right plan to deliver shareholder value over time,” states Steinhafel.

[Link to shareholder brochure filed herewith]